SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 23, 2022

ORGANIC AGRICULTURAL COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng,

Gaoxin Jishu Chanye Technology Development District,

Harbin City. Heilongjiang Province, China 150090

(Address of principal executive offices) (Zip Code)

86 (0451) 5862-8171

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 23, 2022, Cao Yongmei resigned from her positions as the Registrant’s Chief Financial Officer and as a member of the Board of Directors. On the same day, the Board of Directors elected Wang Qiu to fill the vacancy on the Board of Directors and appointed Wang Qui to serve as Chief Financial Officer. Information regarding Ms. Wang follows:

Wang Qiu. Ms. Wang has been employed by Organic Agricultural Company Limited since 2017, serving as Accountant until her appointment as our Chief Financial Officer. From 2015 to 2016, Ms. Wang was employed as Accounting Supervisor of Dongguan Xiashi Hardware and Plastic Products Factory Co., Ltd., where she moved from accounting management to strategic planning and company control, obtaining advanced knowledge of corporate operations. From 2013 to 2015, Ms. Wang was employed as cost accountant in the Finance Department of the Fuyu lianrun Food Co., Ltd. From August 2012 to December 2012, she was employed as Accounting Assistant by Heihe Lizhi Certified Public Accountants. Ms. Wang has achieved National Computer Rank Examination Level II and has been awarded the Certificate of Junior Accountant, the Foreign Trade Accounting Certificate, the Mandarin Certificate, and the Intermediate Accountant Certificate. She is 34 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: January 25, 2022	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

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